EXHIBIT 99.1
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HOLLINGER INTERNATIONAL SELLS SUBSTANTIALLY ALL REMAINING CANADIAN ASSETS FOR
                                 US$104 MILLION

NEW YORK, NY, JANUARY 11, 2006 -- Hollinger International Inc. (NYSE: HLR) and its Canadian affiliate, Hollinger Canadian Publishing Holdings Co., have entered into an agreement to sell substantially all of their remaining Canadian assets, consisting of, among other things, approximately 87% of the outstanding Units of Hollinger Canadian Newspapers, Limited Partnership ("HCNLP") and all of the shares of Hollinger Canadian Newspapers GP Inc., Eco Log Environmental Risk Information Services Ltd. and KCN Capital News Company, to an affiliate of Glacier Ventures International Corp. ("Glacier") (TSX: GVC) for an aggregate purchase price of C$121.7 million, or US$104.4 million.

HCNLP owns and operates: 1) the Business Information Group ("BIG"), which publishes a variety of trade magazines, directories, newsletters, electronic databases and specialty websites, 2) a group of daily and weekly newspaper and related printing operations in British Columbia, including the Nelson Daily News, West Kootenay Weekender, Cranbrook Daily Townsman, Kimberley Daily Bulletin, East Kootenay Weekly Extra, East Kootenay Weekly Weekender, Trail Times, Fernie Free Press, Grand Forks Gazette, Grand Forks Boundary Bulletin, Creston Valley Advance, Kamloops Daily News, Kamloops The Extra, Prince George Citizen, Prince George This Week, Prince George Extra, Alaska Highway News, North Peace Express, The Northener, Peace River Block News, The Regional Advertiser, The Northern Horizon, The Mirror, Prince Rupert Daily News, and Prince Rupert Daily News Extra, 3) the Real Estate Weekly and Kodiak Press in Vancouver, B.C., and 4) The Sherbrooke Record and Brome County News in the eastern townships of Quebec.


KCN publishes the Merritt News and Merritt News Extra in B.C. Eco Log is an electronic information and report service provider that accesses key federal, provincial and private sector databases to help identify potential environmental risks in Canada for real estate developers, banks, insurance companies and a variety of other customers.


"With the transaction announced today, we can now focus our efforts entirely on leveraging the strength of our more than 100 media properties across the Chicago area, our Sun-Times News Group," said Gordon A. Paris, Chairman and Chief Executive Officer. "We feel confident that our Canadian portfolio of publications will continue to be outstanding contributors to the communities they serve and see ongoing success with their new owner."


In December 2005, Hollinger International sold to Glacier its 70 percent interest in Great West Newspaper Group Ltd. and its 50 percent interest in Fundata Canada Inc. to Jamison Newspapers Inc. and Glacier ("Glacier") for total consideration for total consideration of approximately CDN$47.1 million, or approximately US$40.5 million.


Closing is subject to customary conditions, including obtaining all required approvals under the Competition Act (Canada), and is expected to occur prior to the end of February, 2006.


Hollinger International's financial adviser in the sale of its Canadian portfolio of publications is Lazard.


ABOUT HOLLINGER INTERNATIONAL
Hollinger International Inc. (www.hollingerinternational.com) is a newspaper publisher whose assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area as well as in Canada.


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.


CONTACTS:
Molly Morse / Jeremy Fielding
Kekst and Company
212-521-4826/4825
molly-morse@kekst.com
jeremy-fielding@kekst.com